               Exhibit 11

Statement Re:  Computation of Earnings per Share
                                                                          For Three Months
                                                                          Ended March 31
                                                                            1994            1993
PRIMARY:

Average Shares Outstanding                                                17,250,000      17,228,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                                                         96,000         126,000
                                                                     ------------    ------------
Total                                                                     17,346,000      17,354,000
                                                                     ============    ============
Net Income                                                               $10,831,000      $9,838,000

Per Share Amount                                                               $0.62           $0.57
                                                                     ============    ============

FULLY DILUTED:

Average Shares Outstanding                                                17,250,000      17,228,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                                                         96,000         126,000
                                                                     ------------    ------------
Total                                                                     17,346,000      17,354,000
                                                                     ============    ============
Net Income                                                               $10,831,000      $9,838,000

Per Share Amount                                                               $0.62           $0.57
                                                                     ============    ============

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